Exhibit 99.1

United States Gasoline Fund, LP
Monthly Account Statement
For the Month Ended June 30, 2009

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$18,341,265
Unrealized Gain (Loss) on Market Value of Futures	(17,301,551)
Interest Income	13,883
ETF Transaction Fees	4,000
Total Income (Loss)	$1,057,597

Expenses
Investment Advisory Fee	$48,433
Brokerage Commissions	8,979
NYMEX License Fee	1,871
Non-interested Directors' Fees and Expenses	411
Prepaid Insurance Expense	122
Other Expenses	12,300
Total Expenses	72,116
Expense Waiver	(449)
Net Expenses	$71,667
Net Gain (Loss)	$985,930

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 6/1/09	$90,047,798
Additions (400,000 Units)	13,472,142
Withdrawals (400,000 Units)	(12,968,007)
Net Gain (Loss)	985,930

Net Asset Value End of Period	$91,537,863
Net Asset Value Per Unit (2,800,000 Units)	$32.69

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2009 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502